Exhibit 10.1

Advance Auto Parts, Inc.

2026 Time-Based Restricted Stock Unit Award Agreement

This certifies that Advance Auto Parts, Inc. (the “Company”) has granted to <Participant Name> (the “Participant”) this award of Restricted Stock Units (this “Award”) and the Participant acknowledges and agrees that this Award and the opportunity to vest in the Restricted Stock Units (“RSUs”) is sufficient consideration for the restrictive covenants set forth in this Time-Based Restricted Stock Unit Award Agreement (this “Agreement”) . This Award represents the right to receive a like number of shares (“Shares”) of Advance Auto Parts, Inc. Common Stock, $.0001 par value per share (the “Common Stock”), as indicated in the terms outlined below, subject to certain restrictions and on the terms and conditions contained in this Agreement and the Advance Auto Parts, Inc. 2023 Omnibus Incentive Compensation Plan (the “Plan”). In the event of any conflict between the terms of the Plan and this Agreement, the terms of the Plan shall govern. Any terms not defined herein shall have the meaning set forth in the Plan.

1.
Grant of RSUs: The following Award has hereby been granted to the Participant:

Award Date	Number of RSUs Granted
Award Date	Number of RSUs Granted

2.
Vesting Schedule: Subject to the remaining provisions of this Award, the time-based RSUs shall vest in approximately equal one-third installments on each of the first three anniversaries of the Award Date, commencing on the first anniversary of the Award Date and becoming fully vested on the third anniversary of the Award Date if the Participant remains continuously employed by the Company until each respective vesting date.

Vesting Date / # of shares vested

3.
Termination of Service: If, prior to vesting of the time-based RSUs pursuant to this Agreement, the Participant’s employment or other association with the Company and its Affiliates ends for any reason, the Participant’s rights to unvested time-based RSUs shall be immediately and automatically forfeited and unvested shares canceled and neither the Company nor any Affiliate shall have any further obligations to the Participant under this Agreement. The foregoing notwithstanding, the following exceptions to the forfeiture of unvested RSUs apply:
a.
Disability: If termination of employment or other association is on account of Participant’s Disability with prior notice to the Company, then any unvested time-based RSUs will vest immediately as of the date of Participant’s termination on account of Disability. For the purposes of this Agreement, Disability is defined as the Participant having become disabled within the meaning of Section 22 (e)(3) of the Code or, if applicable, as defined in your Employment Agreement or Loyalty Agreement with the Company in effect as of the Award Date.
b.
Death: If termination of employment or other association is on the account of the Participant’s death, then any unvested time-based RSUs will vest immediately as of the date of Participant’s death.
4.
Change of Control: Upon a Change of Control, any then remaining unvested time-based RSUs granted pursuant to this Award will vest immediately upon:
a.
the Change of Control date in the event that the Company’s successor or its affiliate does not assume, convert, or replace the Award; or

Exhibit 10.1

b.
the termination of the Participant’s employment or other association with the Company or its successor in the event the Award continues or the Company’s successor assumes, converts or replaces the Award, and the Participant’s employment or other association with the Company or its successor is terminated by the Company without “Due Cause," as that term is defined in the Participant’s Loyalty Agreement, within 24 months of the Change of Control,or, if applicable, by the Company without “Due Cause” or by the Participant for “Good Reason” as those terms are defined in the Participant’s Employment Agreement, within 24 months following the Change of Control date.
5.
Non-Transferability of RSUs: Until Shares are issued with respect to the RSUs that vest pursuant to this Agreement, the RSUs may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered, and no attempt to transfer unvested RSUs, whether voluntary or involuntary, by operation of law or otherwise, shall vest the transferee with any interest or right in or with respect to the Shares. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber unvested RSUs or the rights relating thereto shall be wholly ineffective and, if any such attempt is made, the unvested RSUs shall be forfeited by the transferee and all of the transferee’s rights to such RSUs shall immediately terminate without any payment or consideration by the Company. The Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise rights to receive any property distributable with respect to RSUs upon the Participant’s death.
6.
No Rights as a Stockholder; Dividend Equivalents: The Participant shall have no rights of a stockholder with respect to Shares of Common Stock underlying the RSUs unless and until the date on which the Shares of Common Stock are issued in accordance with Section 7 of this Agreement. Solely with respect to RSUs that vest, you will be entitled to receive Dividend Equivalents to the extent that dividends are declared and paid on the Common Stock of the Company during the period from the Award Date until the RSUs vest. An amount equal to the Dividend Equivalents with respect to Participant’s vested time-based RSUs will be paid in cash when Shares of Common Stock are issued in accordance with Section 7 of this Agreement, and in no case later than the end of the calendar year in which the time-based RSUs become vested or, if later the 15th day of the third month following such vesting date. Any such Dividend Equivalents shall be paid, if at all, without interest or other earnings. Except as may be provided under Section 5 of the Plan, the Company will make no adjustment for dividends (ordinary or extraordinary and whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the Vesting Date of a time-based RSU.
7.
Issuing Shares: Upon any of the time-based RSUs vesting pursuant to this Agreement and payment of the Applicable Taxes pursuant to Section 11 below, the Company shall cause the Shares of Common Stock to be promptly issued in book-entry form, registered in the Participant’s name, no later than March 15 of the calendar year following the calendar year in which such vesting occurs. For the avoidance of doubt, to the extent Participant does not vest in any RSUs, all interest in such RSUs shall be forfeited and the Participant shall have no right or interest in such forfeited RSUs.
8.
Notices: Except as otherwise provided herein, all notices, requests, demands and other communications under this Award shall be in writing, and if by telecopy, shall be deemed to have been validly served, given or delivered when sent, or if by personal delivery or messenger or courier service, shall be deemed to have been validly served, given or delivered upon actual delivery (but in no event may notice be given by deposit in the United States mail), at the following addresses, telephone and facsimile numbers (or such other address(es), telephone and facsimile numbers a party may designate for itself by like notice):
a.
If to the Company: Advance Auto Parts, Inc. located at 4200 Six Forks Road, Raleigh, NC, 27609,

Attention: General Counsel or by telephone at (540) 561-1173 or telecopy at (540) 561-1448; and

b.
If to you, the Participant, to your home address on record at Advance Auto Parts or your business address at Advance Auto Parts.
9.
Restrictive Covenants. Except as may be prohibited by law, all Participants agree as follows:

Exhibit 10.1

a.
Non-Competition. Participant acknowledges and agrees that the Company is engaged in a highly competitive business, and that by virtue of Participant’s position and responsibilities as an employee or consultant of the Company and Participant’s access to Confidential Information, engaging in a business that is directly competitive with the Company will cause it great and irreparable harm. Accordingly, Participant agrees and covenants that during the Restricted Period, Participant shall not, on his/her own behalf or on another’s behalf, (a) accept employment by or provide services for Amazon.com in any capacity related to their automotive parts business, Auto, AutoZone Inc., O’Reilly Automotive, Inc., Genuine Parts Company, NAPA Auto Parts, Fisher Auto Parts or Parts Depot, Inc. and/or any aftermarket automotive parts distributor owned or operated by Icahn Automotive Group, LLC (including, but not limited to, Pep Boys and Auto Plus) (any of the foregoing, a “Restricted Company”) in any capacity; (b) provide services, including consulting or contractor services, for or on behalf of a Restricted Company ; or (c) otherwise provide services, including consulting or contractor services. Participant understands that the business of the Company and Participant’s responsibilities on behalf of the Company have been nationwide and companywide in scope. Accordingly, Participant agrees that this restriction will apply in those areas within the United States, including the United States’ territories and possessions (including, but not limited to, Puerto Rico and the U.S. Virgin Islands), as well as Canada, including its provinces, territories and possessions, within which the Participant was assigned or with respect to which Participant had responsibility during the last two (2) years of Participant’s employment with the Company.
b.
Non-Interference. Participant further agrees and covenants that during the Restricted Period, Participant shall not, without the prior written consent of the Company, directly or through others, either on behalf of Participant or any other person or entity, Interfere with the Company.

For purposes of this Agreement, “Interfere” shall mean (a) to solicit, entice, persuade, induce, influence or attempt to influence, directly or through others, suppliers or prospective suppliers, employees, agents or independent contractors of the Company to restrict, reduce, sever or otherwise alter their relationship with the Company; or (b) to hire on the Participant’s own behalf or on behalf of any other person or entity, directly or through others, any current or former employee or independent contractor of the Company. For purposes of this Agreement, this provision shall only apply to those suppliers or prospective suppliers, employees, agents or independent contractors of the Company with whom Participant had material contact during the last two (2) years of Participant’s employment with the Company or about whom Participant had access to Confidential Information during the last two (2) years of Participant’s employment with the Company.

For purposes of this Agreement, “Interfere” shall also mean (a) to solicit, entice, persuade, induce, influence or attempt to influence, directly or through others, customers or prospective customers of the Company to restrict, reduce, sever or otherwise alter their relationship with the Company for purposes that are competitive with the Company; or (b) whether as a direct solicitor or provider of such services, or in a management or supervisory capacity over others who solicit or provide such services, to solicit or provide services that fall within the definition of Restricted Activities as defined below to any customer of the Company. For purposes of this Agreement, this provision shall apply only to those customers or prospective customers (or their employees) with whom Participant had material contact during the last two (2) years of Participant’s employment with the Company or about whom Participant had access to Confidential Information during the last two (2) years of Participant’s employment with the Company.

For purposes of this Agreement, “Restricted Activities” shall mean (1) the retail, commercial and/or wholesale sale, rental, and/or distribution of parts, accessories, supplies, equipment and/or maintenance items for automobiles, light and heavy duty trucks (both commercial and noncommercial), off-road equipment, buses, recreational vehicles, and/or agricultural equipment, and/or (2) the provision of any automotive-related service (including, but not limited to, shop management, inventory control, and/or vehicle repair software or marketing) to auto repair shops, garages, and/or specialty-service providers (e.g. any business that specializes in automotive oil changes, tires, mufflers, brakes, transmission, and/or body work).

Exhibit 10.1

c.
Remedies. Participant agrees that any breach by Participant of the covenants contained in this Section 9 will result in irreparable injury to Company, for which money damages could not adequately compensate the Company. Therefore, the Company shall have the right (in addition to any other rights and remedies which it may have at law or in equity) to seek to enforce this Section 9 and any of its provisions by injunction, specific performance, or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach, or threatened breach, of the covenants set forth in this Section 9. Participant agrees that in any action in which the Company seeks injunction, specific performance, or other equitable relief, Participant will not assert or contend that any of the provisions of this Section 9 are unreasonable or otherwise unenforceable.

In addition, if Participant breaches any of the covenants in this Section 9, Participant shall return to the Company any Shares of Common Stock received by Participant or Participant’s personal representative that vested on or after any such violation and pay to the Company in cash the amount of any proceeds received by Participant or Participant’s personal representative from the disposition or transfer of any such stock, and Participant’s unvested RSUs shall be immediately and irrevocably forfeited.

d.
Definitions. For purposes of this Section 9, the following terms are defined as follows:
i.
“Confidential Information” means any proprietary information prepared or maintained in any format, including personnel information or data of the Company, technical data, trade secrets or know-how in which the Company or its Affiliates or related entities have an interest, including, but not limited to, business records, contracts, research, product or service plans, products, services, customer lists and customers (including, but not limited to, vendors to the Company or its Affiliates and related entities on whom Participant called, with whom Participant dealt or with whom Participant became acquainted during the term of Participant’s employment, service, or other association with the Company), pricing data, costs, markets, expansion plans, summaries, marketing and other business strategies, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration or marketing, financial or other business information obtained by Participant or disclosed to Participant by the Company or its Affiliates or related entities or any other person or entity during the term of Participant’s employment, service, or other association with the Company or its Affiliates, either directly or through others, electronically, in writing, orally, by drawings, by observation of services, systems or other aspects of the business of the Company or its Affiliates or related entities or otherwise. Confidential Information does not include information that: (A) was available to the public prior to the time of disclosure; or (B) becomes available to the public through no act or omission of Participant. Participant acknowledges that the Confidential Information has been developed by the Company at significant expense and effort.
ii.
For purpose of this Section 9, the definition of “Company” shall be limited to (a) Advance Stores Company, Incorporated and its subsidiaries; and (b) those related/affiliated companies: (i) for which Participant performed services during the last two (2) years of Participant’s employment with the Company; (ii) on behalf of which Participant had significant business-related contact or dealings during the last two (2) years of Participant’s employment with the Company, (iii) about which Participant had access to Confidential Information or Trade Secrets during the last two (2) years of Participant’s employment with the Company.

Exhibit 10.1

iii.
“Restricted Period” shall mean the period of Participant’s employment, service, or other association with the Company and one (1) year period following termination thereof; provided, however, that the Restricted Period shall be tolled and shall not expire during any period in which Participant is in violation of this Section 9, and therefore the Restricted Period shall be extended for a period equal to the duration of Participant’s violation hereof so that the Company receives the Non-Competition and Non-Interference period to which Participant agreed herein.
10.
Confidentiality: The Participant agrees not to disclose the terms of this Agreement to anyone other than the members of the Participant’s immediate family, Participant’s legal counsel, Participant’s accountant(s) and/or tax advisor(s) and/or Participant’s financial advisor(s), or as otherwise provided in Section 9 of this Agreement. Should the details of this Agreement be shared with the aforementioned, it shall be on a confidential basis.
11.
Tax Matters:
a.
The Company makes no representation or warranty as to the tax treatment of your receipt or vesting of the time-based RSUs or upon your sale or other disposition of the Shares received upon vesting of your time-based RSUs. You should rely on your own tax advisors for such advice. In order to comply with all applicable tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable income taxes, employment taxes, social insurance, social security, national insurance contribution, payroll taxes, contributions, levies, payment on account obligations or other amounts required to be collected, withheld or accounted for with respect to this Award (the “Applicable Taxes”), which are your sole and absolute responsibility, are withheld or collected from you at the time of vesting. The Company will inform you of alternative methods to settle any Applicable Taxes due prior to the first vesting date of your Award.
b.
For the purposes of determining when Shares otherwise issuable on account of your termination of employment or other association with Company will be issued, “termination of employment” or words of similar import, as used in this Agreement, shall mean the date as of which the Company and you reasonably anticipate that no further services will be performed by you, and shall be construed as the date that you first incur a “separation from service” for purposes of Code Section 409A on or following termination of employment or other association with the Company. Furthermore, if you are a “specified employee” of a public company as determined pursuant to Code Section 409A as of your separation from service with the Company, any Shares otherwise issuable on account of your separation from service which constitute deferred compensation within the meaning of Code Section 409A and which are otherwise payable during the first six months following your separation from service shall be issued to you on the earlier of (1) the date of your death and (2) the first business day of the seventh calendar month immediately following the month in which your separation from service occurs, to the extent such delay would be required to comply with Code Section 409A.
12.
Clawback: The Participant acknowledges and agrees that this Award is subject to any applicable Clawback Policy and may be subject to Clawback pursuant to that policy or as a result of breach of any restrictive covenant or engagement in any activity that constitutes Cause under a loyalty or employment agreement.
a.
To the extent permitted by applicable law, including without limitation Code Section 409A, this Award is subject to offset in the event that the Participant has an outstanding Clawback, recoupment or forfeiture obligation to the Company under the terms of an applicable Clawback Policy, in the event that Participant breaches any restrictive covenant obligation or in the event that Participant engagement in activity that constitutes Cause under a loyalty or employment agreement. In the event of a Clawback,, recoupment or forfeiture event, the amount required to be clawed back, recouped or forfeited pursuant to such policy, shall be deemed not to have been earned under the terms of the Plan, and the Company is entitled to recover from the Participant the amount specified to be clawed back, recouped, or forfeited (which amount, as applicable, shall be deemed an advance that remained subject to the Participant satisfying all eligibility conditions for earning this Award).

Exhibit 10.1

b.
If the Board of Directors or the Committee, as applicable, determines that Clawback is required or appropriate, in addition to the recoupment methods available under the terms of any applicable Clawback Policy, to the extent permitted by applicable law, the Company shall, as determined by the Committee in its sole discretion, take any of the following actions: (i) seek repayment from the Participant of any amounts or awards distributed under the Plan (ii) reduce (subject to applicable law and the terms and conditions of the Plan or any other applicable plan, program, policy or arrangement) the amount that would otherwise be awarded or payable to the Participant under the Award, the Plan or any other compensatory plan, program, or arrangement maintained by the Company; (iii) withhold payment of future increases in compensation (including the payment of any discretionary bonus amount) or grants of compensatory awards that would otherwise have been made in accordance with the Company’s otherwise applicable compensation practices; or (iv) by any combination of the foregoing. Any determination regarding the Participant’s conduct, and repayment or reduction under this provision, shall be within the sole discretion of the Committee and shall be final and binding on the Participant and the Company. The Participant, in consideration of the grant of the Award, and by the Participant’s execution of this Agreement, acknowledges the Participant’s understanding of this provision and hereby agrees to make and allow an immediate and complete repayment or reduction in accordance with this provision in the event of a call for repayment or other action by the Company or Committee to effect its terms with respect to the Participant, the Award and/or any other compensation described in this Agreement.
c.
This Award is not considered earned, and the eligibility requirements with respect to this Award is not considered met, until all requirements of the Plan, this Agreement, and any Clawback Policy are met.
13.
Miscellaneous:
a.
This Award is made under the provisions of the Plan and shall be interpreted in a manner consistent with it. To the extent that any provision in this Agreement is inconsistent with the Plan, the provisions of the Plan shall control. The interpretation of the Committee (or the Committee’s successor) of any provision of the Plan, this Agreement, or the Award, and any determination with respect thereto or hereto by the Committee, shall be binding on all parties. Notwithstanding anything herein to the contrary, this Agreement is intended to be interpreted and operated so that the payment of the benefits set forth herein shall either be exempt from the requirements of Code Section 409A or shall comply with the requirements of such provision; provided, however, that in no event shall the Company be liable to the Participant for or with respect to any taxes, penalties or interest which may be imposed upon the Participant pursuant to Code Section 409A. To the extent that any Award granted by the Company is subject to Code Section 409A, such Award shall be subject to the terms and conditions that comply with the requirements of Code Section 409A to avoid adverse tax consequences under Code Section 409A.
b.
Nothing contained in this Agreement shall confer, intend to confer or imply any rights to an employment relationship or rights to a continued employment or service relationship with the Company or any Affiliate in your favor or limit the ability of the Company or an Affiliate, as the case may be, to terminate, with or without Cause, in its sole and absolute discretion, your employment relationship with the Company or such Affiliate, subject to the terms of any written Employment Agreement or Loyalty Agreement to which you are a party.
c.
None of the Plan, this Agreement, or the Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and you or any other person. To the extent that any person acquires a right to receive payments from the Company or any Affiliate pursuant to the Award, such right shall be no greater than the right of any unsecured creditor of the Company or any Affiliate.
d.
The Company shall not be required to deliver any shares of Common Stock until the requirements of any federal or state securities laws, rules or regulations or other laws or rules (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.

Exhibit 10.1

e.
An original record of this Agreement and all the terms hereof, executed by the Company, is held on file by the Company. To the extent there is any conflict between the terms contained in this Agreement and the terms contained in the original held by the Company, the terms of the original held by the Company shall control.
f.
If any provision in this Agreement is determined to be invalid, void or unenforceable by the decision of any court of competent jurisdiction, which determination is not appealed or appealable for any reason whatsoever, the provision in question shall not be deemed to affect or impair the validity or enforceability of any other provision of this Agreement and such invalid or unenforceable provision or portion thereof shall be severed from the remainder of this Agreement.
g.
This Agreement is intended to be consistent with your Employment Agreement or Loyalty Agreement with the Company, if applicable, in effect as of the Award Date first specified above. To the extent that any provision of this Agreement is inconsistent with the terms of such other agreement between you and the Company in effect as of the Award Date, the provisions of this Agreement shall control with respect to the Award.
h.
This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf) or by any other electronic means intended to preserve the original appearance of a document, will have the same effect as physical delivery of a paper document bearing an original signature.
i.
The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. The Participant has read and understands the terms and provisions thereof, and accepts the RSUs subject to all of the terms and conditions of the Plan and this Agreement. The Participant acknowledges that there may be adverse tax consequences upon the vesting and settlement of RSUs or disposition of the underlying Shares and the Participant has been advised to consult a tax advisor prior to such vesting, settlement or disposition.
j.
Notwithstanding anything to the contrary herein, participants residing and/or working outside of the United States shall be subject to the Additional Terms and Conditions for Non-U.S. Participants attached hereto as Addendum A and to any Country-Specific Terms and Conditions attached hereto as Addendum B. If the Participant is a citizen or resident of a country (or is considered as such for local law purposes) other than the one in which the Participant is currently residing or working or if the Participant relocates to one of the countries included in the Country-Specific Terms and Conditions after the grant of the Award, the special terms and conditions for such country will apply to the Participant to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. The Additional Terms and Conditions for Non-U.S. Participants and the Country-Specific Terms and Conditions constitute part of this Agreement and are incorporated herein by reference.

In Witness Whereof, this Award has been executed by the Company as of the date first above written.

ADVANCE AUTO PARTS, INC.

By: /s/ Kristen Soler
Kristen Soler
Executive Vice President, Chief Human Resources Officer

Accepted and agreed, including specifically but without limitation as to the treatment of this Award in accordance with the terms of the Plan and this Award notwithstanding any terms of an Employment Loyalty Agreement between the Company and the undersigned to the contrary:

By:

Electronic Signature Acceptance Date

Exhibit 10.1

ADDENDUM A TO THE AGREEMENT

ADDITIONAL TERMS AND CONDITIONS FOR NON-U.S. PARTICIPANTS

This Addendum A includes additional terms and conditions that govern the Award granted to the Participant if the Participant works or resides outside the United States.

Capitalized terms used but not defined herein are defined in the Plan or the Agreement and have the meanings set forth therein.

1.
Vesting. For purposes of the Agreement and notwithstanding Section 11(b) of the Agreement, the Participant’s employment or other association with the Company and its Affiliates shall be deemed to terminate on the date on which the Participant ceases to be actively employed by the Company or any of its Affiliates, which shall not be extended by any notice period, whether mandated or implied under local law during which the Participant is not actually employed (e.g., garden leave or similar leave) or during or for which the Participant receives pay in lieu of notice or severance pay. The Company shall have the sole discretion to determine when the Participant’s employment or other association with the Company and its Affiliates terminates for purposes of the Agreement without reference to any other agreement, written or oral, including the Participant’s contract of employment, if applicable.
2.
No Acquired Right. The Participant acknowledges and agrees that:
a.
The Plan is established voluntarily by the Company, the grant of awards under the Plan is made at the discretion of the Committee and the Plan may be modified, amended, suspended or terminated by the Company at any time. All decisions with respect to future awards, if any, will be at the sole discretion of the Committee.
b.
The Award (and any similar awards the Company may in the future grant to the Participant, even if such awards are made repeatedly or regularly, and regardless of their amount) and the Shares acquired under the Plan (i) are wholly discretionary and occasional, are not a term or condition of employment and do not form part of a contract of employment, or any other working arrangement, between the Participant and the Company or any Affiliate; (ii) do not create any contractual entitlement to receive future awards or benefits in lieu thereof and are not intended to replace any pension rights or compensation, as applicable; and (iii) do not form part of normal or expected salary or remuneration for purposes of determining pension payments or any other purposes, including without limitation termination indemnities, severance, resignation, payment in lieu of notice, redundancy, end of service payments, bonuses, long-term service awards, pension or retirement benefits, welfare benefits or similar payments, if applicable, except as otherwise required by the applicable law of any governmental entity to whose jurisdiction the award is subject.
c.
The Award and the Shares acquired under the Plan are not intended to replace any pension rights or compensation.
d.
The Participant is voluntarily participating in the Plan.
e.
In the event that the Participant is an employee and the Participant’s employer is not the Company, the grant of the Award and any similar awards the Company may grant in the future to the Participant will not be interpreted to form an employment contract or relationship with the Company and, furthermore, the grant of the Award and any similar awards the Company may grant in the future to the Participant will not be interpreted to form an employment contract with the Participant’s employer or any Affiliate.

Exhibit 10.1

f.
The future value of the underlying Shares is unknown and cannot be predicted with certainty. Neither the Company nor any Affiliate shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the Award or the Shares.
g.
The Participant shall have no rights, claim or entitlement to compensation or damages as a result of the Participant’s cessation of employment or other association for any reason whatsoever, whether or not later found to be invalid or in breach of contract or local labor law, insofar as these rights, claim or entitlement arise or may arise from the Participant’s ceasing to have rights under the Award as a result of such cessation or loss or diminution in value of the Award or any of the Shares issuable under the Award as a result of such cessation, and the Participant irrevocably releases the Participant’s employer, the Company and its Affiliates, as applicable, from any such rights, entitlement or claim that may arise. If, notwithstanding the foregoing, any such right or claim is found by a court of competent jurisdiction to have arisen, then, by signing the Agreement, the Participant shall be deemed to have irrevocably waived the Participant’s entitlement to pursue such rights or claim.
3.
Data Protection (Jurisdictions other than European Union/European Economic Area/United Kingdom).
a.
In order to facilitate the Participant’s participation in the Plan and the administration of the Award, it will be necessary for contractual and legal purposes for the Company (or its Affiliates or payroll administrators) to collect, hold and process certain personal information and sensitive personal information about the Participant (including, without limitation, the Participant’s name, home address, telephone number, date of birth, nationality, social insurance or other identification number and job title and details of the Award and other awards granted, cancelled, exercised, vested, unvested or outstanding and Shares held by the Participant). The Participant consents explicitly, willingly, and unambiguously to the Company (or its Affiliates or payroll administrators) collecting, holding and processing the Participant’s personal data and transferring this data (in electronic or other form) by and among, as applicable, the Participant’s employer, the Company and its Affiliates and other third parties (collectively, the “Data Recipients”) insofar as is reasonably necessary to implement, administer and manage the Plan and the Award. The Participant authorizes the Data Recipients to receive, possess, use, retain and transfer the data for the purposes of implementing, administering and managing the Plan and the Award. The Participant understands that the data may be transferred to a broker or third party as may be selected by the Company in the future which is assisting the Company with the implementation, administration and management of the Plan. The Participant understands that the Data Recipients may be located in the United States or elsewhere, and that the recipient’s country may have a lower standard of data privacy laws and protections than the Participant’s country.
b.
The Data Recipients will treat the Participant’s personal data as private and confidential and will not disclose such data for purposes other than the management and administration of the Plan and the Award and will take reasonable measures to keep the Participant’s personal data private, confidential, accurate and current. The Participant understands that the data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan.
c.
The Participant understands that the Participant may, at any time, make a request to view the Participant’s personal data, require any necessary corrections to it or withdraw the consents herein in writing by contacting the Company and that these rights are subject to legal restrictions but acknowledges that without the use of such data it may not be practicable for the Company to administer the Participant’s involvement in the Plan in a timely fashion or at all and this may be detrimental to the Participant and may result in the possible exclusion of the Participant from continued participation with respect to the Award or any future awards under the Plan.

Exhibit 10.1

4.
Foreign Asset/Account Reporting Requirements; Exchange Controls. Depending on the Participant’s country, the Participant may be subject to foreign asset/account, exchange control and/or tax reporting requirements as a result of the vesting of the RSUs, the acquisition, holding and/or transfer of Shares or cash resulting from participation in the Plan and/or the opening and maintaining of a brokerage or bank account in connection with the Plan. The Participant may be required to report such assets, accounts, account balances and values, and/or related transactions to the applicable authorities in the Participant’s country. The Participant may also be required to repatriate sale proceeds or other funds received as a result of his or her participation in the Plan to the Participant’s country through a designated bank or broker and/or within a certain time after receipt. The Participant acknowledges that the Participant is responsible for ensuring compliance with any applicable foreign asset/account, exchange control and tax reporting and other requirements. The Participant further understands that the Participant should consult the Participant’s personal tax and legal advisors, as applicable, on these matters.
5.
Withholding; Responsibility for Taxes. This provision supplements Section 11 of the Agreement.

The Participant authorizes the Company and/or the Affiliate employing or retaining the Participant, or their respective agents, at their discretion, to satisfy the obligations with respect to all Applicable Taxes by withholding from any wages or other cash compensation paid to the Participant by the Company and/or Affiliate. The Participant acknowledges that regardless of any action the Company (or any Affiliate employing or retaining the Participant) takes with respect to any or all Applicable Taxes, the ultimate liability for all Applicable Taxes legally due by the Participant is and remains the Participant’s responsibility and that the Company (and its Affiliates) (i) make no representations or undertakings regarding the treatment of any Applicable Taxes in connection with any aspect of the Award, including the grant, vesting or settlement of the RSUs, and the subsequent sale of any Shares acquired at settlement; and (ii) do not commit to structure the terms of the grant or any aspect of the Award to reduce or eliminate the Participant’s liability for Applicable Taxes. Further, if the Participant is subject to taxation in more than one jurisdiction between the Award Date and the date of any relevant taxable or tax withholding event, as applicable, the Participant acknowledges that the Company and/or the Participant’s employer (or former employer, as applicable) may be required to withhold or account for Applicable Taxes (if any) in more than one jurisdiction.

Exhibit 10.1

ADDENDUM B TO THE AGREEMENT

COUNTRY-SPECIFIC TERMS AND CONDITIONS

These Country-Specific Terms and Conditions include additional terms and conditions that govern the Award granted to the Participant under the Plan if the Participant resides or works in one of the countries listed below. Capitalized terms used but not defined in these Country-Specific Terms and Conditions are defined in the Plan or the Agreement and have the meanings set forth therein.

Canada

Award Payable Only in Shares. Notwithstanding any discretion in the Plan or anything to the contrary in the Agreement, the grant of the Award does not provide Participant any right to receive a cash payment and the Award may be settled only in Shares. For greater certainty, notwithstanding Section 6 of the Agreement, the Participant shall not be entitled to, or credited with, a Dividend Equivalent paid or payable in cash.

Termination. Notwithstanding anything else in the Plan or the Agreement (including Addendum A), for purposes of the Agreement, the Participant’s employment or other association with the Company and its Affiliates shall be deemed to end on the date on which the Participant ceases to be actively employed by the Company and its Affiliates, which term “actively employed” shall include any minimum period for which the Participant is deemed to be actively employed for purposes of applicable employment standards legislation, and shall exclude any other period of non-working notice of termination or any notice period, whether mandated or implied under local law during which the Participant is not actually employed (e.g., garden leave or similar leave) or during or for which the Participant receives pay in lieu of notice or severance pay. The Company shall have the sole discretion to determine when the Participant is no longer actively employed for purposes of the Agreement without reference to any other agreement, written or oral, including the Participant’s contract of employment, if applicable.

Non-Competition for Non-Executive Ontario Employees. For any Participant’s whose employment by the Company and its Affiliates is governed by Ontario law, save and except any Participant who is an executive (as defined in section 67.2(5) of the Ontario Employment Standards Act, 2000), the “Restricted Period” is the period of time in which the Participant is an employee of the Employer.

Non-Solicitation. Section 9(b) of the Agreement is replaced as follows:

Participant further agrees and covenants that during the Restricted Period, Participant shall not, without the prior written consent of the Company, directly or indirectly (a) solicit, recruit or attempt to persuade any person to terminate such person’s employment, service, or other association with the Company or any Affiliate, whether or not such person is a full-time employee or service provider and whether or not such employment, service, or other association is pursuant to a written agreement or is at-will, or (b) solicit, contact or attempt to persuade any current or prospective customer of the Company or any Affiliate, as of or during the one (1) year period prior to Participant’s termination of employment or other association and with whom the Participant had contact with on behalf of the Company or any Affiliate or had Confidential Information in respect of, to alter such customer’s or prospective customer’s relationship with the Company or any Affiliate.

Definition of “Cause” for Ontario Employees. For any Participant whose employment with the Company and its Affiliates is governed by Ontario law, “Cause” shall, notwithstanding anything else in the Plan or the Participant’s Loyalty Agreement or Employment Agreement, mean conduct that constitutes willful misconduct, disobedience or willful neglect of duty that is not trivial and has not been condoned by the Participant’s employer.

Exhibit 10.1

Definition of “Cause” for Québec Employees. Notwithstanding anything else in the Plan or the Agreement or the Participant’s Loyalty Agreement or Employment Agreement, for the purposes of this Agreement, for any Participant whose employment with the Company and its Affiliates is governed by Québec laws, “Cause” shall include, without limitation: (i) any dishonest act such as theft, fraud, embezzlement or misappropriation of funds in connection with the Company and its Affiliates or its directors, shareholders, clients, suppliers, sub-contractors, consultants or employees or any attempt to commit such a dishonest act; (ii) any breach of the Participant’s duty of loyalty, any conflict of interest or behavior that adversely affects the legitimate interests of the Company and its Affiliates; (iii) non-compliance with the requirements or legitimate expectations of the Company and its Affiliates, including as a result of voluntary or involuntary underperformance or incompetence; (iv) a breach of the conditions of this Agreement; (v) the refusal to follow the reasonable guidelines or instructions of the Company and its Affiliates; (vi) a material breach of any policy, rule or procedure of the Company and its Affiliates; (vii) any other serious reason within the meaning of Article 2094 of the Civil code of Québec.

Definition of “Disability". Notwithstanding anything else in the Plan or the Agreement, for purposes of the Agreement, “Disability” shall mean, subject to compliance with applicable human rights legislation, having become disabled within the meaning of Section 22 (e)(3) of the Code or, if applicable, as defined in your Employment Agreement or Loyalty Agreement with the Company in effect as of the Award Date.

No Acquired Right. Section 2(g) of Addendum A is replaced as follows:

The Participant shall have no rights, claim or entitlement to compensation or damages as a result of the Participant’s cessation of employment or other association for any reason whatsoever, whether or not later found to be invalid or in breach of contract or local labor law, insofar as these rights, claim or entitlement arise or may arise from the Participant’s ceasing to have rights under the Award as a result of such cessation or loss or diminution in value of the Award or any of the Shares issuable under the Award as a result of such cessation, and, subject to applicable employment standards legislation, the Participant irrevocably releases the Participant’s employer, the Company and its Affiliates, as applicable, from any such rights, entitlement or claim that may arise. If, notwithstanding the foregoing, any such right or claim is found by a court of competent jurisdiction to have arisen, then, by signing the Agreement, the Participant shall be deemed to have irrevocably waived the Participant’s entitlement to pursue such rights or claim.

Securities Law Information. For the purposes of compliance with National Instrument 45-106 Prospectus Exemptions (and in Québec, Regulation 45-106 respecting Prospectus exemptions, collectively, “45-106”), the prospectus requirement does not apply to a distribution by an issuer in a security of its own issue with an employee, executive officer, director or consultant of the issuer or a related entity of the issuer, provided participation in the distribution is voluntary. Shares acquired under the Plan are subject to certain restrictions on resale imposed by Canadian provincial and territorial securities laws, as applicable. Notwithstanding any other provision of the Plan to the contrary, any transfer or resale of any shares acquired by the Participant pursuant to the Plan must be in accordance with the resale rules under applicable Canadian provincial and territorial securities laws, including (a) Ontario Securities Commission Rule 72-503 Distributions Outside Canada (“72-503”), if the Participant is a resident of the Province of Ontario; (b) National Instrument 45-102 Resale of Securities (and in Québec, Regulation 45-102 respecting Resale of securities, collectively “45-102”), if the Participant is a resident in the Provinces of British Columbia, New Brunswick, Nova Scotia, Québec, Prince Edward Island or Newfoundland; and (c) Alberta Securities Commission Rule 72-501 Distributions to Purchasers Outside Alberta (“72-501”), if the Participant is a resident of the Province of Alberta. In Ontario, the prospectus requirement does not apply to the first trade of shares issued in connection with the purchase rights, provided the conditions set forth in section 2.8 of 72-503 are satisfied. In British Columbia, New Brunswick, Nova Scotia, Québec, Prince Edward Island and Newfoundland, the prospectus requirement does not apply to the first trade of Shares issued in connection with the Award, provided the conditions set forth in section 2.14 of 45-102 are satisfied. In Alberta, the prospectus requirement does not apply to the first trade of Shares issued in connection with the Award, provided the conditions set forth in Section 10 of 72-501 are satisfied. In Manitoba, the prospectus requirement does not apply to the first trade of Shares issued in connection with the Award, provided the trade is not a “control distribution” as defined in section 1.1 of 45-102. The Shares acquired under the Plan may not be transferred or sold in Canada or to a Canadian resident other than in accordance with applicable provincial or territorial securities laws. The Participant is advised to consult his or her legal advisor prior to any resale of Shares.

Data Protection. Section 3 of Addendum A is replaced with paragraphs (a)-(c) below.

Exhibit 10.1

In order to facilitate the Participant’s participation in the Plan and the administration of the Award, it will be necessary for contractual and legal purposes for the Company (or its Affiliates or payroll administrators) to collect, hold and process certain personal data and sensitive personal information about the Participant (including, without limitation, the Participant’s name, home address, telephone number, date of birth, nationality, social insurance or other identification number and job title and details of the Award and other awards granted, cancelled, exercised, vested, unvested or outstanding and Shares held by the Participant). The Participant consents explicitly, willingly, and unambiguously to the Company (or its Affiliates or payroll administrators) collecting, holding and processing the Participant’s personal data and transferring this data (in electronic or other form, to the extent necessary) by and among, as applicable, the Participant’s employer, the Company and its Affiliates and any third party service provider assisting in the implementation, administration and management of the Plan, including legal, finance and accounting, stock plan administrators, information technology and human resources or similar consultants and advisors (“Third Party Service Providers”) (collectively, the “Data Recipients”) insofar as is reasonably necessary to implement, administer and manage the Plan and the Award. The Participant authorizes the Data Recipients to receive, possess, use, retain and transfer the data for the purposes of implementing, administering and managing the Plan and the Award. The Participant understands that the data may be transferred to a broker or Third Party Service Provider as may be selected by the Company in the future which is assisting the Company with the implementation, administration and management of the Plan. The Participant understands that the Data Recipients may be located in the United States or elsewhere, and that the recipient’s country may have a lower standard of data privacy laws and protections than the Participant’s country. In connection therewith, it is possible that personal data may be disclosed to governments, courts or law enforcement or regulatory agencies in that other country in accordance with the laws of that country.

a.
The Data Recipients will treat the Participant’s personal data as private and confidential and will not disclose such data for purposes other than the management and administration of the Plan and the Award and will take reasonable measures to keep the Participant’s personal data private, confidential, accurate and current. The Participant understands that the data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan. Internal access to data is strictly limited to those employees who have a need to know such data in the performance of their duties.
b.
Subject to limitations under applicable law, the Participant understands that the Participant may, at any time, make a request to view the Participant’s personal data, require any necessary corrections to it or withdraw the consents herein in writing by contacting the Company and that these rights are subject to legal restrictions but acknowledges that without the use of such data it may not be practicable for the Company to administer the Participant’s involvement in the Plan in a timely fashion or at all and this may be detrimental to the Participant and may result in the possible exclusion of the Participant from continued participation with respect to the Award or any future awards under the Plan.

Additional Provisions Applicable to Participants Resident in Quebec.

Language Consent. The parties acknowledge that it is their express wish that this Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents exécutés, avis donnés et procédures judiciaires intentées, directement ou indirectement, relativement à la présente convention.

Data Protection. The following provision supplements the Data Privacy section above in this Addendum B:

Exhibit 10.1

The Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information, including Data, from all personnel, professional or not, involved in the administration and operation of the Plan. The Participant further authorizes the Company and its Subsidiaries and the Committee, to disclose and discuss the Plan with their advisors, which may involve the disclosure of Data, to the extent necessary for the administration and operation of the Plan. The Participant further authorizes the Company and any Subsidiary to record such information and to keep such information in the Participant’s employee file.

India

Exchange Control Notification

Proceeds from the sale of Shares must be remitted to India during a designated period in accordance with applicable exchange control and other requirements. The Participant should consult the Participant’s advisor with respect to such requirements.

Taiwan

Securities Law Information

The Shares are not and will not be registered in Taiwan and therefore the Shares may not be offered to the public in Taiwan. Nothing in this document should be construed as the making of a public offer of securities in Taiwan.